Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record Third Quarter Results

GAAP Diluted Earnings Per Share (DEPS) $1.54; Adjusted DEPS $1.55
Operating Cash Flow of $226 million, 25.6% of Revenue
Full Year Guidance Increased

Sarasota, Florida, October 27, 2014 ... Roper Industries, Inc. (NYSE: ROP) reported financial results for the third quarter ended September 30, 2014.

Roper reports results – including revenue, operating margin, net income and diluted earnings per share – on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Third quarter GAAP diluted earnings per share (DEPS) were $1.54, a 13% increase over last year.  Adjusted diluted earnings per share were $1.55, a 9% increase over last year.  GAAP revenue increased 7% to $884 million and adjusted revenue increased 6% to $885 million.  Orders increased to $893 million and enterprise book-to-bill was 1.01x for the quarter.

GAAP gross margin increased 100 basis points to 59.3% and adjusted gross margin increased to 59.4%, a 70 basis point gain over the prior year.  EBITDA margin was a record 33.6% for the quarter.  Operating cash flow in the quarter was $226 million, representing 145% conversion of GAAP Net Income.

"Our businesses continue to perform exceptionally well," said Brian Jellison, Roper's Chairman, President and CEO.  "Revenue growth in the quarter was broad-based, with organic increases in each segment.  We are encouraged by the continued strength in orders, which exceeded revenue in all four segments.  We delivered free cash flow of $217 million, representing 24.5% of revenue."

"We invested $303 million in three acquisitions during the quarter," continued Mr. Jellison.  "Strategic Healthcare Programs (SHP) and Innovative Product Achievements (IPA) are outstanding additions to our growing Medical platform.  FoodLink® brings technology for food traceability and commerce solutions to our iTradeNetwork business.  We are pleased with the performance of these businesses and are excited about their growth opportunities.  Looking forward, we finished the quarter with substantial capacity for future acquisitions and have an attractive pipeline of opportunities."

2014 Outlook and Guidance

Roper is increasing its full year adjusted diluted earnings per share guidance to $6.32 – $6.38, from its previous range of $6.27 - $6.37, and establishing fourth quarter adjusted diluted earnings per share guidance of $1.75 - $1.81.

The company's guidance includes the recognition of acquired revenue which is excluded under GAAP's purchase accounting rules, and also excludes certain items as detailed later in this press release under the heading "Use of Non-GAAP Financial Measures."  The company's guidance excludes the impact of any future acquisitions or divestitures.

Use of Non-GAAP Financial Measures

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP.  The financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Revenue Growth Detail
	2014	2013	V %
Q3 GAAP Revenue	$884	$828	7%
Add: Purchase Accounting Adjustment to Acquired Revenue (Sunquest, MHA)		9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (SHP, FoodLink)	1
Q3 Adjusted Revenue	$885	$837	6%

Components of Adjusted Revenue Growth
Organic			4%
Acquisitions			2%
Foreign Exchange			--%
Total Growth			6%

Table 2:  Reconciliation of Q3 2014 GAAP DEPS to Adjusted DEPS
	2014	2013	V %
GAAP Diluted Earnings Per Share (DEPS)	$1.54	$1.36	13%
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP), net of tax	$0.01
Add: Acquisition-Related Inventory Step-up Charge (IPA), net of tax	$0.00
Add: Purchase Accounting Adjustment for Acquired Revenue (Sunquest, MHA)		$0.06
Adjusted DEPS	$1.55	$1.42	9%

Table 3:  Adjusted Net Income Reconciliation
Q3 2014
GAAP Net Earnings	$155.5
Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP), net of tax	0.6
Acquisition-Related Inventory Step-up Charge (IPA), net of tax	0.3
Adjusted Net Earnings	$156.4

Table 4:  Adjusted Gross Margin Reconciliation
	2014	2013	V bps
Q3 GAAP Revenue	$884.1	$827.8
Add: Purchase Accounting Adjustment to Acquired Revenue (Sunquest, MHA)		8.9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (SHP, FoodLink)	0.9
Rounding	0.1
Q3 Adjusted Revenue (A)	885.1	$836.7

Q3 GAAP Gross Profit	524.0	482.6
Add: Purchase Accounting Adjustment to Acquired Revenue (Sunquest, MHA)		8.9
Add: Purchase Accounting Adjustment to Acquired Deferred Revenue (SHP, FoodLink)	0.9
Add: Acquisition-Related Inventory Step-up Charge (IPA)	0.4
Rounding	0.1
Adjusted Gross Profit (B)	525.4	491.5

GAAP Gross Margin	59.3%	58.3%	+100 bps

Adjusted Gross Margin (B) / (A)	59.4%	58.7%	+70 bps

Table 5:  Free Cash Flow
Q3 2014
Operating Cash Flow	$226
Less: Capital Expenditures	(9)
Free Cash Flow	$217

Table 6:  EBITDA Reconciliation
Q3 2014
GAAP Revenue	$884
Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP)	1
Adjusted Revenue (A)	$885

GAAP Net Earnings	$155.5
Add: Depreciation	10.4
Add: Amortization	39.7
Add: Interest Expense	20.0
Add: Taxes	70.7
Purchase Accounting Adjustment to Acquired Deferred Revenue (FoodLink, SHP)	0.9
Acquisition-Related Inventory Step-up Charge (IPA)	0.4
EBITDA (B)	$297.6

EBITDA Margin (B) / (A)	33.6%

Table 7:  Q4 Guidance Reconciliation
	Low End	High End
GAAP Diluted Earnings Per Share Guidance	$1.74	$1.80
Purchase Accounting Adjustment for Acquired Deferred Revenue (FoodLink, SHP), net of tax	$0.01	$0.01
Acquisition-Related Inventory Step-up Charge (IPA), net of tax	$0.00	$0.00
Adjusted Diluted Earnings Per Share Guidance	$1.75	$1.81

Table 8:  Full Year Guidance Reconciliation
	Low End	High End
GAAP Diluted Earnings Per Share Guidance	$6.29	$6.35
Purchase Accounting Adjustment for Acquired Deferred Revenue (FoodLink, SHP), net of tax	$0.02	$0.02
Acquisition-Related Inventory Charge (IPA), net of tax	$0.01	$0.01
Adjusted Diluted Earnings Per Share Guidance	$6.32	$6.38

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, October 27, 2014.  The call can be accessed via webcast or by dialing +1 888-438-5525 (US/Canada) or +1 719-457-2689, using confirmation code 3987678.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 3987678.

About Roper Industries

Roper Industries is a diversified technology company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
ASSETS	2014	2013

CURRENT ASSETS:
Cash and cash equivalents	$564,112	$459,720
Accounts receivable	528,734	519,075
Inventories	213,440	204,923
Unbilled receivable	103,124	86,945
Deferred taxes	65,230	64,464
Other current assets	58,051	38,210
Total current assets	1,532,691	1,373,337

PROPERTY, PLANT AND EQUIPMENT, NET	115,243	117,310

OTHER ASSETS:
Goodwill	4,731,394	4,549,998
Other intangible assets, net	2,020,798	2,039,136
Deferred taxes	29,051	28,773
Other assets	81,089	76,427
Total other assets	6,862,332	6,694,334

TOTAL ASSETS	$8,510,266	$8,184,981

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$145,660	$150,313
Accrued compensation	115,167	107,953
Deferred revenue	221,552	209,332
Other accrued liabilities	161,057	153,712
Income taxes payable	-	4,275
Deferred taxes	7,495	6,490
Current portion of long-term debt	11,074	11,016
Total current liabilities	662,005	643,091

NONCURRENT LIABILITIES:
Long-term debt	2,358,474	2,453,836
Deferred taxes	753,798	783,805
Other liabilities	87,765	91,199
Total liabilities	3,862,042	3,971,931

STOCKHOLDERS' EQUITY:
Common stock	1,021	1,013
Additional paid-in capital	1,317,906	1,229,233
Retained earnings	3,359,297	2,959,196
Accumulated other comprehensive earnings	(10,680)	43,083
Treasury stock	(19,320)	(19,475)
Total stockholders' equity	4,648,224	4,213,050

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,510,266	$8,184,981

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales	$884,122	$827,810	$2,603,349	$2,348,955
Cost of sales	360,082	345,185	1,067,191	999,247

Gross profit	524,040	482,625	1,536,158	1,349,708

Selling, general and administrative expenses	278,382	263,276	820,434	765,436

Income from operations	245,658	219,349	715,724	584,272

Interest expense	20,013	24,705	59,352	67,924
Other income	552	409	1,042	453

Earnings from continuing operations before
income taxes	226,197	195,053	657,414	516,801

Income taxes	70,687	58,730	197,317	144,211

Net Earnings	$155,510	$136,323	$460,097	$372,590

Earnings per share:
Basic	$1.55	$1.37	$4.61	$3.76
Diluted	$1.54	$1.36	$4.56	$3.72

Weighted average common and common
equivalent shares outstanding:
Basic	100,068	99,207	99,837	99,058
Diluted	101,006	100,302	100,803	100,152

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2014		2013		2014		2013
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$205,688		$200,684		$607,503		$580,466
Energy Systems & Controls	170,765		155,058		491,804		456,031
Medical & Scientific Imaging	268,809		237,338		793,899		645,739
RF Technology	238,860		234,730		710,143		666,719
Total	$884,122		$827,810		$2,603,349		$2,348,955

Gross profit:
Industrial Technology	$104,012	50.6%	$101,259	50.5%	$306,464	50.4%	$296,414	51.1%
Energy Systems & Controls	99,233	58.1%	88,104	56.8%	281,055	57.1%	256,431	56.2%
Medical & Scientific Imaging	193,132	71.8%	167,433	70.5%	572,738	72.1%	440,718	68.3%
RF Technology	127,663	53.4%	125,829	53.6%	375,901	52.9%	356,145	53.4%
Total	$524,040	59.3%	$482,625	58.3%	$1,536,158	59.0%	$1,349,708	57.5%

Operating profit*:
Industrial Technology	$62,046	30.2%	$60,753	30.3%	$178,540	29.4%	$164,278	28.3%
Energy Systems & Controls	49,033	28.7%	41,076	26.5%	130,844	26.6%	118,432	26.0%
Medical & Scientific Imaging	91,227	33.9%	71,968	30.3%	275,379	34.7%	179,433	27.8%
RF Technology	69,351	29.0%	66,469	28.3%	203,183	28.6%	183,828	27.6%
Total	$271,657	30.7%	$240,266	29.0%	$787,946	30.3%	$645,971	27.5%

Net Orders:
Industrial Technology	$205,945		$197,549		$611,074		$581,862
Energy Systems & Controls	173,172		148,922		490,106		466,414
Medical & Scientific Imaging	270,881		262,320		799,021		688,673
RF Technology	243,363		229,484		713,536		711,419
Total	$893,361		$838,275		$2,613,737		$2,448,368

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $25,999 and $20,917 for the three months ended September 30, 2014 and 2013, respectively and $72,222 and $61,699 for the nine months ended September 30, 2014 and 2013, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2014	2013

Net earnings	$460,097	$372,590
Non-cash items:
Depreciation	30,442	28,269
Amortization	117,179	111,210
Stock-based compensation expense	47,011	40,040
Income taxes	(54,178)	(12,643)
Changes in assets and liabilities:
Receivables	(21,840)	29,844
Inventory	(8,833)	(15,202)
Accounts payable	(4,969)	3,557
Accrued liabilities	15,311	9,498
Other, net	(988)	(390)
Cash provided by operating activities	579,232	566,773

Business acquisitions, net of cash acquired	(305,254)	(1,014,952)
Capital expenditures	(29,835)	(33,349)
Other, net	(5,304)	1,596
Cash used by investing activities	(340,393)	(1,046,705)

Principal debt borrowings	-	800,000
Principal debt payments	(561)	(502,115)
Revolver payments, net	(95,000)	290,000
Debt issuance costs	-	(7,717)
Dividends	(59,827)	(32,706)
Excess tax benefit from share-based payment	14,892	7,763
Proceeds from stock-based compensation, net	26,424	16,839
Premium on convertible debt conversions	(1,518)	(5,100)
Other, net	2,118	2,556
Cash provided by/(used by) financing activities	(113,472)	569,520

Effect of exchange rate changes on cash	(20,975)	(198)

Net increase in cash and equivalents	104,392	89,390
Cash and equivalents, beginning of period	459,720	370,590

Cash and equivalents, end of period	$564,112	$459,980